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                           EXHIBIT 23.2

                 CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 20, 1998, on our audit of the financial statements of Berry Petroleum Company as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997.





s/s PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
September 3, 1998